INDEX TO EXHIBITS



(1)                    Agreement and Declaration of Trust*

(2)                    Bylaws*

(3)                    Inapplicable

(4)                    Inapplicable

(5)                    Investment Advisory Agreement*

(6)                    Inapplicable

(7)                    Inapplicable

(8)                    Custody Agreement*

(9)(i)                 Administrative Services Agreement

(9)(ii)                Accounting Services Agreement

(9)(iii) Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement

(10)                   Opinion and Consent of Counsel*

(11)                   Consent of Independent Public Accountants

(12)                   Inapplicable

(13)                   Agreement Relating to Initial Capital*

(14)                   Inapplicable

(15)                   Inapplicable

(16)                   Inapplicable

(17)                   Financial Data Schedule

(18)                   Inapplicable

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*    Incorporated by reference to the Trust's registration
     statement on Form N-1A.



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